SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2016

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	001-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Intent to Redeem 5.875% Senior Unsecured Notes Due 2017

On July 13, 2016, Regency Centers, L.P. notified U.S. Bank National Association, as Trustee, of its intent to redeem on August 12, 2016 the entire $300 million outstanding of 5.875% Senior Unsecured Notes due 2017 (the “Notes”). The redemption price will be determined in accordance with the applicable indenture and is expected to be approximately $316 million including accrued and unpaid interest through the proposed redemption date and a make-whole amount as defined in such indenture.

Closing of Common Stock Offering

On July 15, 2016, Regency Centers Corporation (the “Company”) closed its offering of 5,002,500 shares of common stock which included the full exercise of the over-allotment option by its underwriters. The Company received approximately $400 million in aggregate proceeds before deducting out-of-pocket expenses.

On July 15, 2016, the Company issued a press release announcing its intent to redeem the Notes, and the closing of its common stock offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press release of Regency Centers Corporation dated July 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

July 15, 2016	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.
(registrant)

July 15, 2016	By: Regency Centers Corporation,
its General Partner

	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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